EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-55234 on Form S-8) of Security Capital Corporation of our report dated March 28, 2006 relating to our audit of the consolidated financial statements and financial schedules of Security Capital Corporation and subsidiaries, which appear in this Annual Report on Form 10-K of Security Capital Corporation for the year ended December 31, 2005.

/s/ McGladrey & Pullen, LLP
New York, New York
March 31, 2006